Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Fred’s Inc.
Memphis, Tennessee
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-68479 and No. 333-83918) and Form S-8 (No. 33-48380, No.33-67606 and No. 333-103904) of Fred’s Inc. of our reports dated April 16, 2008, relating to the consolidated financial statements, financial statement schedule, and the effectiveness of Fred’s Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.
/s/ BDO Seidman, LLP
Memphis, Tennessee
April 16, 2008